Liquid Holdings Group Reports Third Quarter 2013 Results

Annual Contract Value Grows 85% and Customer Base Grows 60% Sequentially

New York, New York – October 31, 2013 – Liquid Holdings Group, Inc. (NASDAQ: LIQD) (“Liquid” or the “Company”), a provider of cloud-based order and execution management, risk and reporting software solutions for the financial services community, today reported results for the third quarter ended September 30, 2013.

Financial Highlights for the Third Quarter of 2013

•	Annual Contract Value rose 85% quarter over quarter to $3.2 million

•	Customer base grew 60% from June 30, 2013 to 48 customers

•	Total contracted software units rose 35% from June 30, 2013 to 565 units

•	Software services revenue increased 10% quarter over quarter to $732,000

•	GAAP basic and diluted EPS of $(0.52)

•	Adjusted basic and diluted EPS of $(0.18)

“We are pleased with our third quarter performance and the continued momentum of our cloud-based platform in the market. During the quarter, we entered into two major strategic partnerships, expanded our presence in international markets and substantially grew our client base. We attribute this success to our next-generation OERMS platform, which is the only solution in the market that integrates real-time risk within an OEMS system,” said Brian Storms, CEO of Liquid Holdings. “In addition to executing on the large market opportunity in front of us, we are also exploring the potential to expand our product suite into new applications and customer segments.”

Third Quarter 2013 Results

Software services revenue increased during the third quarter of 2013 to $732,000, or 10%, from $667,000 in the second quarter of 2013. Total revenue decreased in the third quarter of 2013 to $732,000 from $1.4 million in the second quarter of 2013. As previously disclosed, during the second quarter of 2013, Liquid exited the over-the-counter brokerage business in order to focus on software services, which accounted for the decline in total revenue.

GAAP net loss for the third quarter of 2013 was $12.2 million, or $0.52 per basic and diluted share, compared to a net loss of $21.7 million, or $1.04 per basic and diluted share, in the second quarter of 2013. The net loss for the third quarter was due primarily to compensation expense of $6.1 million, depreciation and amortization of $1.8 million, professional fees of $1.3 million and income tax expense of $1.3 million. Compensation expense included $1.9 million of share-based compensation. Depreciation and amortization was predominantly for amortization of acquisition-related intangible assets. Professional fees included an increase in costs associated with Liquid now being a publicly traded company. During the third quarter, Liquid converted to a corporation from a limited liability company. As such, a tax adjustment was made to revalue deferred tax liabilities at current corporate income tax rates, the result of which was a charge to income tax expense of $1.3 million. Also contributing to the third quarter loss was an expense of $650,000 incurred in connection with the completion of last year’s Fundsolve acquisition via the settlement of a contingent consideration payable that was paid in shares of Liquid common stock (the “Fundsolve Issuance”).

Excluding share-based compensation, amortization of acquisition-related intangible assets, and the Fundsolve Issuance, all of which are non-cash expenses, as well as the related income tax effect of each, on a non-GAAP basis, adjusted net loss for the third quarter of 2013 was $4.3 million, or $0.18 per basic and diluted share, compared to an adjusted net loss of $3.8 million, or $0.18 per basic and diluted share, in the second quarter of 2013.

Cash used in operating activities totaled $2.7 million in the third quarter of 2013, compared to $4.0 million in the second quarter of 2013. Cash and cash equivalents totaled $13.5 million as of September 30, 2013.

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth in the financial tables below.

Key Operating Metrics

•	Annual contract value (“ACV”) totaled $3.158 million at the end of the third quarter of 2013, an increase of 85% from $1.707 million at the end of the second quarter of 2013, driven by solid growth in new client acquisitions. ACV represents the aggregate annual value of our subscription contracts and is a leading indicator of future revenue growth. For more information about ACV, see “About Annual Contract Value (ACV)” below.

•	Liquid had 48 customers as of September 30, 2013 consisting of 27 customers contributing to GAAP revenue and 21 customers under contract and expected to contribute to future GAAP revenue, compared to 30 customers as of June 30, 2013 consisting of 23 customers contributing to GAAP revenue and 7 customers under contract and expected to contribute to future GAAP revenue, representing a 60% increase in our customer base.

•	Total software units rose to 565 units representing 455 units deployed and 110 units under contract as of September 30, 2013, an increase of 34.5% from a total of 420 units representing 385 units deployed and 35 units under contract as of June 30, 2013.

Business Highlights

The Company expanded its business in the international markets by commencing a strategic relationship with Global Prime Partners in London. Under the arrangement, Global Prime Partners is now offering the Liquid platform to its significant portfolio of existing European clients as well as all new prime brokerage clients. In addition, Global Prime Partners is implementing the Liquid platform internally to monitor its firm-wide risk exposure to its prime brokerage clients, including hedge funds and other asset managers. The Company’s Liquid Prime Services business also expanded its trade execution and clearing services by entering into a new clearing arrangement with a major financial institution.

Version 3.5 of the Liquid platform was released during the third quarter. Key product highlights include continued expansion of destination- and broker-neutral order routing, post-trade allocation, strategy order tagging, execution and position reporting, and order routing and pre-trade compliance engines.

The Company expanded its sales and client service organization with the appointment of Ralph Lafferty as Head of West Coast Sales and established a customer care center in Hoboken, NJ to service its growing client base.

Earnings Conference Call

The Company will host a conference call at 8:00 am ET on October 31, 2013 to discuss its third quarter results.

Conference call and webcast information:

US:	(877) 312-5519
International:	(760) 666-3771
Conference ID:	83751129

The call will be simultaneously webcast live on the investor relations section of Liquid Holdings’ website at: http://ir.liquidholdings.com/

A replay of the call will be available starting at 11:00 a.m. Eastern Time on October 31, 2013 through 11:59 p.m. Eastern Time on November 7, 2013. To listen to the replay, dial (855) 859-2056 or (404) 537-3406 for international participants and use the passcode 83751129. The replay will also be available via webcast at: http://ir.liquidholdings.com/

About Liquid Holdings Group

Liquid Holdings Group, Inc. provides technology solutions and services to the global hedge fund and active trading markets. Liquid’s solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid will use its website, www.liquidholdings.com, as a means of disclosing important information and for complying with its disclosure obligations under Regulation FD.

Headquartered in New York City with offices in London and Aventura, Florida, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Contacts:

Investor Relations:	Media Relations:

Monica Gould,	Kim Hughes,
The Blueshirt Group	The Blueshirt Group
+1 212 871-3927	+1 415 516-6187
monica@blueshirtgroup.com	kim@blueshirtgroup.com

About Annual Contract Value (ACV)

Liquid supplements its financial statements with a calculation of Annual Contract Value (“ACV”), which represents the annualized aggregate revenue value of all subscription contracts as of the end of the quarter. ACV is driven by Annual Contract Value per Client (“ACVC”) and the number of clients. Most of Liquid’s revenues are generated from subscription contracts, which are paid monthly and typically have a minimum term of one year, with revenues recognized ratably over the term of the subscription contract. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is useful in understanding the results of its operations.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of investments by us in our business and capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. We urge you to refer to the risk factors and other disclosures included in our filings with the Securities and Exchange Commission.

Any forward-looking statements speak only as of the date of this release.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$13,537,015	$1,380,078
Note receivable from related party - QuantX Management, LLP	-	2,250,000
Deferred offering costs	-	3,476,427
Accounts receivable	652,171	467,507
Prepaid expenses and other current assets	1,150,840	1,288,985
Total current assets	15,340,026	8,862,997

Property and equipment, net	448,515	325,285

Other assets:
Due from related parties	659,030	359,030
Deposits	607,982	478,258
Other intangible assets, net of amortization	13,326,779	18,740,125
Goodwill	13,182,936	13,182,936
Deferred tax asset	459,780	-
Total other assets	28,236,507	32,760,349

TOTAL ASSETS	$44,025,048	$41,948,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,842,680	$3,199,869
Due to related parties	43,930	61,873
Deferred income	1,696	2,062
Deferred tax liability	2,282,737	268,160
Total current liabilities	6,171,043	3,531,964

Long-term liabilities:
Deferred rent	104,893	51,338
Contingent consideration payable on Fundsolve acquisition	-	1,561,000
Deferred tax liability	-	429,100

Total liabilities	6,275,936	5,573,402

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock	2,448	1,779
Additional paid-in capital	116,136,741	74,637,387
Retained earnings	(77,271,532)	(38,245,864)
Treasury stock	(1,029,078)	-
Accumulated other comprehensive income (loss)	(89,467)	(18,073)
Total stockholders’ equity	37,749,112	36,375,229

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,025,048	$41,948,631

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months	Three Months	Nine Months	Period from
	Ended	Ended	Ended	April 24, 2012 to
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Brokerage activities	$-	$251,803	$1,872,647	$415,354
Software services	732,388	424,143	2,016,159	424,143
	732,388	675,946	3,888,806	839,497

Cost of revenues:
Brokerage activities	-	151,989	1,248,192	234,876
Software services	402,623	115,445	1,006,682	115,445
	402,623	267,434	2,254,874	350,321
Gross profit	329,765	408,512	1,633,932	489,176

Operating expenses:
Compensation	6,065,772	328,665	14,928,963	8,591,039
Consulting fees	221,333	169,679	12,182,417	2,992,145
Depreciation and amortization	1,817,081	758,158	5,455,016	942,908
Professional fees	1,259,884	218,185	2,262,022	1,346,061
Rent	319,390	197,417	926,711	323,028
Computer related and software development	609,676	124,641	1,643,663	172,555
Other	497,240	189,494	1,621,821	405,454
Impairment of goodwill and intangible assets	-	1,550,652	-	1,550,652
Total operating expenses	10,790,376	3,536,891	39,020,613	16,323,842
Loss from operations	(10,460,611)	(3,128,379)	(37,386,681)	(15,834,666)

Non-operating income (expense):
Unrealized gain (loss) on contingent consideration payable	44,129	43,000	-	43,000
Gain (loss) on contingent consideration payable	(649,688)	1,545,000	(649,688)	1,545,000
Interest and other, net	126,909	(90,797)	136,398	(80,078)
Total non-operating expense	(478,650)	1,497,203	(513,290)	1,507,922
Loss before income taxes	(10,939,261)	(1,631,176)	(37,899,971)	(14,326,744)
Income tax expense (benefit)	1,309,903	(4,404)	1,125,697	(38,682)
Net loss	(12,249,164)	(1,626,772)	(39,025,668)	(14,288,062)
Other comprehensive income (loss):
Foreign currency translation	(88,312)	(3,671)	(71,394)	(10,815)
Total comprehensive loss	$(12,337,476)	$(1,630,443)	$(39,097,062)	$(14,298,877)

Basic and diluted earnings (loss) per share	$(0.52)	$(0.11)	$(1.82)	$(1.02)

Weighted average number of common shares outstanding during the period - basic and diluted	23,533,756	15,136,725	21,470,866	14,009,224

Supplemental Information to the Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Software services revenues from related parties	$604,682	$360,889	$1,690,735	$360,889

Software services cost of revenues to related parties	$87,268	$24,291	$248,808	$24,291

Share-based compensation included in compensation	$1,902,154	$-	$7,430,087	$8,121,888

Share-based compensation included in consulting fees	$-	$-	$11,649,693	$2,404,992

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months	Period from
	Ended	April 24, 2012 to
	September 30, 2013	September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(39,025,668)	$(14,288,062)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill and intangible assets		1,550,652
Unrealized (gain) loss on contingent consideration payable	-	(43,000)
(Gain) loss on settlement of contingent consideration payable	649,688	(1,545,000)
Depreciation and amortization expense	5,472,329	943,109
Share-based compensation	7,430,087	8,121,888
Share-based payments for consulting services	11,649,693	2,404,992
Other	47,740	19,241
Deferred taxes	1,125,697	(38,682)
Changes in operating assets and liabilities	3,246,353	(408,389)
NET CASH USED IN OPERATING ACTIVITIES	(9,404,081)	(3,283,251)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	2,060,958	(5,243,694)

NET CASH PROVIDED BY FINANCING ACTIVITIES	19,558,810	11,250,000

Effect of exchange rate changes on cash	(58,750)	(10,815)

NET INCREASE IN CASH AND CASH EQUIVALENTS	12,156,937	2,712,240

CASH AND CASH EQUIVALENTS - Beginning	1,380,078	-

CASH AND CASH EQUIVALENTS - Ending	$13,537,015	$2,712,240

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP adjusted net loss and non-GAAP adjusted net loss per share. Non-GAAP adjusted net loss excludes share-based compensation and amortization of acquisition-related intangible assets, as well as the related income tax effect. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense, amortization of acquisition-related intangible assets and the related income tax effect, that are recurring and will be reflected in our financial results for the foreseeable future as well as non-recurring that we do not expect to report going forward. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

	Three Months	Nine Months
	Ended	Ended
	September 30, 2013	September 30, 2013
Net loss	$(12,249,164)	$(39,025,668)
Share-based compensation[1]	1,902,154	19,079,780
Amortization of acquired intangibles[2]	1,808,618	5,406,604
Loss on contingent consideration payable[3]	649,688	649,688
Related income tax effect[4]	3,593,992	3,412,248
Adjusted net loss	$(4,294,712)	$(10,477,348)

Basic and diluted loss per share	$(0.52)	$(1.82)
Net effect of pro forma adjustment	0.34	1.33
Adjusted basic and diluted loss per share	$(0.18)	$(0.49)

Weighted average number of common shares outstanding during the period - basic and diluted	23,533,756	21,470,866

1 Represents recurring share-based compensation expense, as well as non-recurring share-based compensation expense from the sale or transfer of common shares by the Company, its founders and certain employees that were below fair value or for no monetary consideration which were accounted for as share-based compensation in accordance with GAAP.

2 Represents the amortization of acquisition-related intangible assets.

3 Represents the non-cash loss on the completion of the Fundsolve acquisition via settlement of a contingent consideration payable that was paid in shares of Liquid common stock.

4 Represents the tax effect on the adjustments in footnotes (1), (2) and (3) above.